                                                                   Exhibit 10.11

                   AMENDMENT NO. 3 TO ASSET PURCHASE AGREEMENT

         AMENDMENT No. 3 (the "Amendment"), dated as of July 8, 2002, to Asset Purchase Agreement, dated as of February 26, 2002 (the "Asset Purchase Agreement"), by and among LTV Steel Company, Inc., River Terminal Railway Company, Chicago Short Line Railway Company, The Cuyahoga Valley Railway Company, The LTV Corporation, LTV Electro-Galvanizing, Inc. and International Steel Group Inc. (formerly WLR Acquisition Corp.).

                                    RECITALS

         WHEREAS, Buyer and the LTV Companies entered into the Asset Purchase Agreement, which was previously amended on April 11, 2002 and June 4, 2002; and

         WHEREAS, the parties to the Asset Purchase Agreement desire to further amend the Asset Purchase Agreement as set forth below.

         NOW, THEREFORE, in consideration of the respective agreements herein contained, and other good and valuable consideration the receipt and sufficiency of which are acknowledged, the LTV Companies and Buyer hereby agree as follows:

                                    ARTICLE I

         1.1 Definitions. Capitalized terms used herein without definition have the meanings ascribed thereto in the Asset Purchase Agreement.

                                   ARTICLE II

         2.1      Amendment of Article 10 of the Asset Purchase Agreement.
Article 10 of the Asset Purchase Agreement is hereby amended by adding a new
Section 10.14 at the end thereof as follows:

         "Section 10.14 Environmental Financial Assurances.

                  (a) Buyer shall use its best efforts to obtain the release from the applicable beneficiary as soon as practicable and in no event later than August 2, 2002 (the "Release Deadline") of the following letters of credit (together, the "Environmental Letters of Credit"): (i) Letter of Credit No. AN00002 in the stated amount of $10,339,570 issued by Abbey National Treasurer Services on behalf of LTV in favor of the Ohio Environmental Protection Agency (the "Ohio EPA") and (ii) Letter of Credit No. P219040 in the stated amount of $1,804,681 issued by JP Morgan Chase on behalf of LTV in favor of the Indiana Department of Environmental Management (the "IDEM"). Buyer acknowledges that time is of the essence with respect to the Release Deadline.

                  (b) Buyer will (i) reimburse LTV promptly upon demand for its out-of-pocket expenses incurred by LTV in maintaining the Letters of Credit (i.e., the fees charged by the issuing banks for maintaining the Environmental Letters of Credit of approximately $928 per day in the aggregate) between April 12, 2002 and the release of the Letters of Credit and (ii) indemnify LTV with respect to any losses or claims it may incur as a result of any drawing by the Ohio EPA or the IDEM under the Environmental Letters of Credit.

                  (c) Buyer stipulates and acknowledges that the release of the Environmental Letters of Credit is one of the Assumed Liabilities referred to in Section 1.3(e).

                  (d) If (i) Buyer has not been able to obtain the release of the Environmental Letter(s) of Credit by the Ohio EPA or the IDEM, as applicable, on or prior to the Release Deadline, and (ii) Ohio EPA and/or IDEM, as the case may be, has, prior to the Release Deadline, provided LTV and ISG with written assurance that Ohio EPA or IDEM, as the case may be, will promptly (and in any event within seven (7) Business Days following the making of such deposit) release the applicable Environmental Letter(s) of Credit upon the making of the Day following the Release Deadline, Buyer shall pay to LTV as liquidated damages (together with any amounts due pursuant to Section 10.14(b)) for breach of this Agreement, an amount of cash equal to the undrawn stated amount of the applicable Environmental Letter of Credit (or such lower amount as is required by Ohio EPA or IDEM in order to secure the release of the applicable Environmental Letter of Credit), to be deposited by LTV with such entity in order to secure the release of the Environmental Letter(s) of Credit which has (have) not been released on or before the Release Deadline. In the case of a payment by Buyer in accordance with this Section 10.14(d), LTV shall deposit such payment by Buyer in accordance with this Section 10.14(d), LTV shall deposit such payment in the name of Buyer and/or its affiliates with the Ohio EPA or the IDEM in a manner authorized by Ohio Administrative Code Chapter 3745-29 or Chapter 329, Section 10-39 of the Indiana Administrative Code, as the case may be, to obtain the release of the applicable Environmental Letter of Credit.

                  (e) If (i) Buyer has not been able to obtain the release of the Environmental Letter(s) of Credit, as applicable, by the Release Deadline, and (ii) Ohio EPA and/or IDEM, as the case may be, has not, prior to the Release Deadline, provided LTV and ISG with written assurance that Ohio EPA or IDEM, as the case may be, will promptly (and in any event within seven (7) Business Days following the making of such deposit) release the applicable Environmental Letter(s) of Credit upon the making of the deposit(s) described in Section 10.14(d), Buyer shall pay to LTV as liquidated damages for breach of this Agreement an amount of cash equal to 105% of the undrawn stated amount of the Environmental Letter(s) of Credit which has (have) not been released (in addition to any amounts due pursuant to Section 10.14(b)). LTV shall deposit any such payment in LTV's Letter of Credit Account (as defined in the Revolving Credit and Guaranty Agreement dated as of March 20, 2002 among The LTV

         Corporation as borrower, the subsidiaries of the borrower named therein as guarantors, and The Chase Manhattan Bank (n/k/a JPMorgan Chase
         Bank), as agent, and Abbey National Treasury Services, plc, as co-agent, as amended from time to time (the "Credit Agreement"), copies of which have been furnished to Buyer) in order to cash collateralize the applicable with this Section 10.14(e), and the Environmental Letter(s) of Credit is subsequently released before it is drawn upon or expires in accordance with its terms without being drawn upon, then LTV shall return to Buyer the amount of cash paid by Buyer pursuant to this
         Section 10.14(e) (and any interest earned thereon) with respect to such Environmental Letter(s) of Credit upon receipt of such released Environmental Letter(s) of Credit or expiration of such Environmental Letter(s) of Credit, as the case may be. If Buyer makes a payment in accordance with this Section 10.14(e) and the Environmental Letter(s) of Credit is drawn upon in part, upon the earlier to occur of (A) the expiration of such partially-drawn Environmental Letter(s) of Credit or
         (B) release of such partially-drawn Environmental Letter(s) of Credit, LTV shall return to Buyer the amount of cash then on deposit (or which was previously on deposit, but had been released) to cash collateralize such Environmental Letter(s) of Credit under the Credit Agreement (and any interest earned therein) which is applicable to such Environmental Letter(s) of Credit but has not been applied by the lenders under the Credit Agreement to fund the drawn amount of such Environmental Letter(s) of Credit.

                  (f) If the Environmental Letters of Credit are released on or prior to the Release Deadline, Buyer shall have no liability with respect to the Environmental Letters of Credit, other than as set forth in Section 10.14(b).

                  (g) Provided that Buyer complies with its obligations set forth in this Section 10.14, Buyer shall not be deemed to be in default of its obligations under this Agreement with respect to the Environmental Letters of Credit and the LTV Companies agree to refrain through the Release Deadline from exercising any of their respective rights and remedies under this Agreement or otherwise with respect to Buyer's obligations under the Agreement (including, without limitation, Section 1.3) regarding the Environmental Letters of Credit."

                                   ARTICLE III

         3.1 Full Force and Effect. Except as specifically amended or modified hereby, the Asset Purchase Agreement remains in full force and effect in accordance with its terms.

         3.2 Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

                            [Signatures Pages Follow]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                   INTERNATIONAL STEEL GROUP INC.

                                   By: /s/ Bruce J. Pole
                                       -----------------------------------
                                       Name: Bruce J. Pole
                                       Title: Vice President

                                   LTV STEEL COMPANY, INC.

                                   By: /s/ N. David Bleisch
                                       -----------------------------------
                                       Name: N. David Bleisch
                                       Title: Vice President

                                   RIVER TERMINAL RAILWAY COMPANY

                                   By: /s/ /Daniel P. Hennessy
                                       -----------------------------------
                                       Name: Daniel P. Hennessy
                                       Title: President

                                   CHICAGO SHORT LINE RAILWAY COMPANY

                                   By: /s/ Daniel P. Hennessy
                                       -----------------------------------
                                       Name: Daniel P. Hennessy
                                       Title: President

                                   THE CUYAHOGA VALLEY RAILWAY COMPANY

                                   By: /s/ Daniel P. Hennessy
                                       -----------------------------------
                                       Name: Daniel P. Hennessy
                                       Title: President

                                   THE LTV CORPORATION

                                   By: /s/ N. David Bleisch
                                       -----------------------------------
                                       Name: N. David Bleisch
                                       Title: Vice President

                                   LTV ELECTRO-GALVANIZING, INC.

                                   By: /s/ N. David Bleisch
                                       -----------------------------------
                                       Name: N. David Bleisch
                                       Title: Vice President